Exhibit 10.12

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”) is made as of September 23, 2020 by and between:

(1) Chindata Group Holdings Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”); and

(2) SCEP Master Fund, an exempted limited liability company incorporated under the laws of the Cayman Islands (the “Purchaser”). The Purchaser on the one hand, and the Company on the other hand, are sometimes herein referred to each as a “Party,” and collectively as the “Parties.”

W I T N E S S E T H:

WHEREAS, the Company has filed a registration statement on Form F-1 on September 8, 2020 (as may be amended from time to time, the “Registration Statement”) with the United States Securities and Exchange Commission (the “SEC”) in connection with the initial public offering (the “Offering”) by the Company of American depositary shares (“ADS”) representing Class A ordinary shares of par value US$0.00001 per share, (“Ordinary Shares”) of the Company as specified in the Registration Statement; and

WHEREAS, the Purchaser wishes to invest in the Company by acquiring Ordinary Shares in the Company in a transaction exempt from registration pursuant to Regulation S (“Regulation S”) of the U.S. Securities Act of 1933, as amended (the “Securities Act”);

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the Parties hereto agree as follows:

ARTICLE I

PURCHASE AND SALE

Section 1.1 Issuance, Sale and Purchase of Ordinary Shares. Upon the terms and subject to the conditions of this Agreement, the Purchaser hereby agrees to purchase, and the Company hereby agrees to issue and sell to the Purchaser, at the Closing (as defined below), such number of Ordinary Shares that is equal to the quotient of the Purchase Price (as defined below) divided by the Offer Price (as defined below) (the “Purchased Shares”) at a price per Ordinary Share equal to the Offer Price and for an aggregate purchase price of US$40,000,000 (the “Purchase Price”), free and clear of all liens or encumbrances (except for restrictions arising under the Securities Act or created by virtue of this Agreement or the Lock-up Letter (as defined below)); provided, however, that (a) no fractional shares of Ordinary Shares will be issued as Purchased Shares, (b) any fractions shall be rounded down to the nearest whole number of Ordinary Shares, and (c) the Purchase Price will be reduced by the value of any such fractional share (as calculated on the basis of the Offer Price). The “Offer Price” means the price per ADS set forth on the cover of the Company’s final prospectus in connection with the Offering divided by the number of Ordinary Shares represented by one ADS. The purchase, issuance, sale and delivery of the Purchased Shares shall be made pursuant to and in reliance upon Regulation S.

Section 1.2 Closing.

(a) Closing. Subject to Section 1.3, the closing (the “Closing”) of the sale and purchase of the Purchased Shares pursuant to Section 1.1 shall take place concurrently with the closing of the Offering at the same offices for the closing of the Offering or at such other place as the Company and the Purchaser may mutually agree with respect to the Purchased Shares. The date and time of the Closing are referred to herein as the “Closing Date.”

(b) Payment and Delivery. At the Closing, the Purchaser shall pay and deliver the Purchase Price to the Company in U.S. dollars by wire transfer, or by such other method mutually agreeable to the Company and the Purchaser, of immediately available funds to such bank account designated in writing no less than five (5) days prior to the Closing Date by the Company, and the Company shall deliver one or more duly executed share certificates in original form, registered in the name of the Purchaser, together with a copy of the extract of the register of the members of the Company, evidencing the Purchased Shares have been issued and registered under the name of the Purchaser as of the Closing Date.

(c) Restrictive Legend. Each certificate representing Purchased Shares shall be endorsed with the following legend:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (AS AMENDED, THE “ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS SECURITY MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED: (A) IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (2) AN EXEMPTION OR QUALIFICATION UNDER THE ACT AND OTHER APPLICABLE SECURITIES LAWS OR (3) DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED; AND (B) WITHIN THE UNITED STATES OR TO ANY U.S. PERSON, AS EACH OF THOSE TERMS IS DEFINED IN REGULATION S UNDER THE ACT, DURING THE 40 DAYS FOLLOWING CLOSING OF THE PURCHASE. ANY ATTEMPT TO TRANSFER, SELL, PLEDGE OR HYPOTHECATE THIS SECURITY IN VIOLATION OF THESE RESTRICTIONS SHALL BE VOID.

Section 1.3 Closing Conditions.

(a) Conditions to the Purchaser’s Obligations to Effect the Closing. The obligation of the Purchaser to purchase and pay for the Purchased Shares as contemplated by this Agreement is subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may only be waived in writing by the Purchaser in its sole discretion:

(i) (x) the representations and warranties of the Company contained in Section 2.1 (other than the Company Fundamental Warranties), without giving effect to any “Material Adverse Effect” or materiality qualification contained therein, shall be true and correct as of the Closing Date (except to the extent any such representation and warranty expressly relates to an earlier date, in which case it shall be so true and correct as of such earlier date), except for any inaccuracies or omissions that would not have a Material Adverse Effect; and (y) the Company Fundamental Warranties shall be true and correct as of the Closing Date (except to the extent any such representation and warranty expressly relates to an earlier date, in which case it shall be so true and correct as of such earlier date);

(ii) the Company shall have performed and complied in all material respects with all covenants contained in this Agreement that are required to be performed or complied with on or before the Closing Date;

(iii) no governmental authority of competent jurisdiction shall have, after the date hereof, enacted, issued, promulgated or enforced any law that is then in effect and restrains, enjoins, prevents, prohibits or otherwise makes illegal the consummation of the transactions contemplated by this Agreement; and no action, suit, proceeding or investigation shall have been instituted by a governmental authority of competent jurisdiction, after the date hereof, that seeks to restrain, enjoin, prevent, prohibit or otherwise make illegal the consummation of the transactions contemplated by this Agreement;

(iv) all corporate and other actions (including the obtaining of all necessary approval and consent) required to be taken by the Company in connection with the issue and sale of the Purchased Shares shall have been completed;

(v) the Offering shall have been, or shall concurrently with the Closing be, completed;

(vi) the ADSs shall have been listed on the Nasdaq subject to official notice of issuance; and

(vii) the underwriting agreement relating to the Offering shall have been entered into and have become effective.

(b) Conditions to Company’s Obligations to Effect the Closing. The obligation of the Company to issue and sell the Purchased Shares to the Purchaser as contemplated by this Agreement is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, any of which may only be waived in writing by the Company in its sole discretion:

(i) the Lock-up Letter shall have been executed and delivered by the Purchaser to the representatives of the underwriters for the Offering;

(ii) all corporate and other actions required to be taken by the Purchaser in connection with the purchase of the Purchased Shares shall have been completed;

(iii) (x) the representations and warranties of the Purchaser contained in Section 2.2 (other than the Purchaser Fundamental Warranties), without giving effect to any material adverse effect or materiality qualification contained therein, shall be true and correct as of the Closing Date (except to the extent any such representation and warranty expressly relates to an earlier date, in which case it shall be so true and correct as of such earlier date), except for any inaccuracies or omissions that would not have a material adverse effect on the Purchaser’s ability to perform or consummate the transactions contemplated hereunder; and (y) the Purchaser Fundamental Warranties shall be true and correct as of the Closing Date (except to the extent any such representation and warranty expressly relates to an earlier date, in which case it shall be so true and correct as of such earlier date);

(iv) the Purchaser shall have performed and complied in all material respects with all covenants contained in this Agreement that are required to be performed or complied with on or before the Closing Date; and

(v) no governmental authority of competent jurisdiction shall have, after the date hereof, enacted, issued, promulgated or enforced any law that is then in effect and restrains, enjoins, prevents, prohibits or otherwise makes illegal the consummation of the transactions contemplated by this Agreement; and no action, suit, proceeding or investigation shall have been instituted by a governmental authority of competent jurisdiction, after the date hereof, that seeks to restrain, enjoin, prevent, prohibit or otherwise make illegal the consummation of the transactions contemplated by this Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser as of the date hereof as follows:

(a) Due Formation. The Company is a company duly incorporated as an exempted company with limited liability, validly existing and in good standing under the laws of the Cayman Islands. The Company has all requisite power and authority to carry on its business as it is currently being conducted.

(b) Authority. The Company has full power and authority to enter into, execute and deliver this Agreement and each agreement, certificate, document and instrument to be executed and delivered by the Company pursuant to this Agreement and to perform its obligations hereunder. The execution and delivery by the Company of this Agreement and any agreements, certificates, documents and instruments to be executed and delivered by the Company pursuant to this Agreement, and the performance by the Company of its obligations hereunder, have been duly authorized by all requisite actions on its part.

(c) Valid Agreement. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(d) Capitalization.

(i) The authorized share capital of the Company and the number of issued and outstanding shares of the Company (including the Ordinary Shares), as of the date hereof, are as set forth in Schedule I to this Agreement. All issued and outstanding Ordinary Shares are validly issued, fully paid and non-assessable.

(ii) The Purchase Shares when issued and allotted in accordance with the terms of this Agreement will be issued and allotted in accordance with (x) all applicable Securities Laws and other applicable laws and (y) all requirements set forth in applicable plans or contracts, without violation of any preemptive rights, rights of first refusal or other similar rights. “Securities Laws” means the Securities Act, the Securities Exchange Act of 1934, as amended, the listing rules of, or any listing agreement with the Nasdaq and any other applicable law regulating securities or takeover matters.

(iii) The rights of the Ordinary Shares to be issued to the Purchaser as Purchased Shares are as stated in the Fifth Amended and Restated Memorandum and Articles of Association of the Company as set out in Exhibit 3.2 of the Registration Statement and are the same as the rights attached to all other Ordinary Shares then in issue.

(e) Due Issuance of the Purchased Shares. The Purchased Shares have been duly authorized and, when issued to and paid for by the Purchaser pursuant to this Agreement, will be validly issued, fully paid and non-assessable and free and clear of any pledge, mortgage, security interest, encumbrance, lien, charge, assessment, right of first refusal, right of pre-emption, third party right or interest, claim or restriction of any kind or nature, except for restrictions arising under the Securities Act or created by virtue of this Agreement or the Lock-up Letter or applicable laws and upon delivery and entry into the register of members of the Company will transfer to the Purchaser good and valid title to the Purchased Shares.

(f) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any provision of the organizational documents of the Company or its subsidiaries or consolidated affiliates (each a “Subsidiary” and collectively “Subsidiaries”) or violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental entity or court to which the Company or its Subsidiaries is subject, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of or creation of an encumbrance under, or create in any party the right to accelerate, terminate, modify, or cancel, any agreement, contract, lease, license, instrument, or other arrangement to which the Company or its Subsidiaries is a party or by which the Company or its Subsidiaries is bound or to which any of the Company’s or its Subsidiaries’ assets are subject, in each case, except as would not materially and adversely affect the Company’s ability to consummate the transactions contemplated hereunder. There is no action, suit or proceeding, pending or, to the Company’s knowledge, threatened against the Company that questions the validity of this Agreement or the right of the Company to enter into this Agreement or to consummate the transactions contemplated hereby.

(g) Consents and Approvals. Neither the execution and delivery by the Company of this Agreement, nor the consummation by the Company of any of the transactions contemplated hereby, nor the performance by the Company of this Agreement in accordance with its terms requires the consent, approval, order or authorization of, or registration with, or the giving of notice to, any governmental or public body or authority or any third party, except such as have been or will have been obtained, made or given on or prior to the Closing Date.

(h) SEC Filings. Prior to the Closing, the Registration Statement, as supplemented or amended, shall have been declared effective by the SEC. The Registration Statement, including the prospectus therein, conforms and will conform, in all material respects to the requirements of the Securities Act and the rules and regulations of the SEC thereunder and will not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(i) Regulation S. No directed selling efforts (as defined in Rule 902 of Regulation S under the Securities Act) have been made by any of the Company, any of its affiliates or any person acting on its behalf with respect to the Purchased Shares that are not registered under the Securities Act; and none of such persons has taken any actions that would result in the sale of the Purchased Shares to the Purchaser under this Agreement requiring registration under the Securities Act; and the Company is a “foreign issuer” (as defined in Regulation S).

(j) Litigation. Except as disclosed in the Private Placement Memorandum or the Registration Statement, there are no actions by or against the Company or its Subsidiaries or affecting the business or any of the assets of the Company or its Subsidiaries pending before any governmental authority, or, to the Company’s knowledge, threatened to be brought by or before any governmental authority, that have had or would reasonably be expected to have a Material Adverse Effect.

(k) No Other Representations or Warranties. Except for the representations and warranties contained in this Section 2.1, the Company does not make any express or implied representation or warranty, and the Purchaser hereby disclaims any such representation and warranty, in connection with this Agreement or the transactions contemplated hereunder.

Section 2.2 Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as of the date hereof as follows:

(a) Due Formation. The Purchaser is duly formed, validly existing and in good standing in the jurisdiction of its organization. The Purchaser has all requisite power and authority to carry on its business as it is currently being conducted.

(b) Authority. The Purchaser has full power and authority to enter into, execute and deliver this Agreement and each agreement, certificate, document and instrument to be executed and delivered by the Purchaser pursuant to this Agreement and to perform its obligations hereunder. The execution and delivery by the Purchaser of this Agreement and any agreements, certificates, documents and instruments to be executed and delivered by the Purchaser pursuant to this Agreement, and the performance by the Purchaser of its obligations hereunder have been duly authorized by all requisite actions on its part.

(c) Valid Agreement. This Agreement has been duly executed and delivered by the Purchaser and constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(d) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any provision of the organizational documents of the Purchaser or violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental entity or court to which the Purchaser is subject, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of or creation of an encumbrance under, or create in any party the right to accelerate, terminate, modify, or cancel, any agreement, contract, lease, license, instrument, or other arrangement to which the Purchaser is a party or by which the Purchaser is bound or to which any of the Purchaser’s assets are subject,. There is no action, suit or proceeding, pending or to the Purchaser’s best knowledge, threatened against the Purchaser that questions the validity of this Agreement or the right of the Purchaser to enter into this Agreement or to consummate the transactions contemplated hereby.

(e) Consents and Approvals. Neither the execution and delivery by the Purchaser of this Agreement, nor the consummation by the Purchaser of any of the transactions contemplated hereby, nor the performance by the Purchaser of this Agreement in accordance with its terms requires the consent, approval, order or authorization of, or registration with, or the giving of notice to, any governmental or public body or authority or any third party, except such as have been or will have been obtained, made or given on or prior to the Closing Date.

(f) Status and Investment Intent.

(i) Experience. The Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Purchased Shares. The Purchaser is capable of bearing the economic risks of such investment, including a complete loss of its investment.

(ii) Purchase Entirely for Own Account. The Purchaser is acquiring the Purchased Shares for its own account for investment purposes only and not with the view to, or with any intention of, resale, distribution or other disposition thereof. The Purchaser does not have any direct or indirect arrangement, or understanding with any other persons to distribute, or regarding the distribution of the Purchased Shares in violation of the Securities Act or any other applicable state securities law.

(iii) Solicitation. The Purchaser did not contact the Company as a result of any general solicitation or directed selling efforts in the United States.

(iv) Information. The Purchaser has been furnished access to all materials and information the Purchaser has requested relating to the Company and its Subsidiaries and other due diligence documents in order to evaluate the transactions contemplated by this Agreement. The Purchaser has consulted to the extent deemed appropriate by the Purchaser with the Purchaser’s own advisers as to the financial, tax, legal and related matters concerning an investment in the Purchased Shares.

(v) Not U.S. Person. The Purchaser is not a “U.S. person” as defined in Rule 902 of Regulation S.

(vi) Offshore Transaction. The Purchaser has been advised and acknowledges that in issuing the Purchased Shares to the Purchaser pursuant hereto, the Company is relying upon the exemption from registration provided by Regulation S. The Purchaser is acquiring the Purchased Shares in an offshore transaction in reliance upon the exemption from registration provided by Regulation S.

(vii) FINRA. The Purchaser does not, directly or indirectly, own more than five per cent of the outstanding common stock (or other voting securities) of any member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or a holding company for a FINRA member.

(g) No Other Representations or Warranties. Except for the representations and warranties contained in this Section 2.2, the Purchaser does not make any express or implied representation or warranty, and the Company hereby disclaims any such representation and warranty, in connection with this Agreement or the transactions contemplated hereunder.

ARTICLE III

COVENANTS

Section 3.1 Lock-up. The Purchaser shall, concurrently with the execution of this Agreement, enter into a lock-up letter (the “Lock-up Letter”) in the form attached hereto as Exhibit A.

Section 3.2 Distribution Compliance Period. The Purchaser agrees not to resell, pledge or transfer any Purchased Shares within the United States or to any U.S. Person, as each of those terms is defined in Regulation S, during the 40 days following the Closing Date.

Section 3.3 Further Assurances. From the date of this Agreement until the Closing Date, the Company and the Purchaser shall use their reasonable best efforts to fulfill or obtain the fulfillment of the conditions precedent to the consummation of the transactions contemplated hereby.

ARTICLE IV

INDEMNIFICATION

Section 4.1 Indemnification by the Company. The Company hereby agrees to, from and after the Closing and subject to the limitations set forth in this Article IV, indemnify and hold harmless the Purchaser and its successors (each, a “Purchaser Indemnified Party”) from and against any and all Indemnifiable Losses actually suffered by such Purchaser Indemnified Party as a result of any breach of or inaccuracy in any representation or warranty made by the Company in this Agreement or any breach of any covenant, agreement or obligation of the Company contained in this Agreement. .

Section 4.2 Indemnification by the Purchaser. The Purchaser hereby agrees to, from and after the Closing and subject to the limitations set forth in this Article IV, indemnify and hold harmless the Company and its successors (each, a “Company Indemnified Party”) from and against any and all Indemnifiable Losses actually suffered by such Company Indemnified Party as a result of any breach of or inaccuracy in any representation or warranty made by the Purchaser in this Agreement or any breach of any covenant, agreement or obligation of the Purchaser contained in this Agreement.

Section 4.3 Limitations.

(a) Each applicable Indemnifying Party shall have no liability to its corresponding Indemnified Party under Section 4.1 or Section 4.2 (as the case may be) in respect of any individual claim or series of related claims arising from the same or substantially similar facts or circumstances if the amount of the Indemnifiable Losses suffered or incurred by such Indemnified Party in respect of such individual claim or series of related claims are less than 0.1% of the Purchase Price, provided that the limitation on such Indemnifying Party’s indemnification obligations under this Section 4.3(a) shall not apply to any breach of covenant or any breach of the Company Fundamental Warranties or the Purchaser Fundamental Warranties (as the case may be).

(b) Each applicable Indemnifying Party shall have no liability to its corresponding Indemnified Party under Section 4.1 or Section 4.2 (as the case may be) unless and until the aggregate amount of the Indemnifiable Losses suffered or incurred by such Indemnified Party (excluding any Indemnifiable Losses excluded pursuant to Section 4.3(a)) exceeds 1% of the Purchase Price (the “Indemnity Threshold”), in which case such Indemnifying Party shall be fully liable to such Indemnified Party of the Indemnifiable Losses, provided that the limitation on such Indemnifying Party’s indemnification obligations under this Section 4.3(b) shall not apply to any breach of covenant or any breach of the Company Fundamental Warranties or the Purchaser Fundamental Warranties (as the case may be).

(c) (i) The maximum aggregate liability of each applicable Indemnifying Party to its corresponding Indemnified Party under Section 4.1 or Section 4.2 (as the case may be)shall not exceed 100% of the Purchase Price actually paid by the Purchaser at the Closing (the “Indemnity Cap”).

(d) The amount of any Indemnifiable Losses payable under Section 4.1 or Section 4.2 shall be reduced (but not below zero) by the amount of any tax benefit realized by or available to the Indemnified Party (which, in the case of a Company Indemnified Party, shall include any tax benefit realized by or available to the Company or any of its Subsidiaries) that is attributable to any deduction, loss, credit or other tax benefit resulting from or arising out of the incurrence or payment of such Indemnifiable Loss (with such tax benefit measured on a with-and-without basis and treating any such deduction, loss, credit or other tax benefit as the first item claimed for any taxable year).

(e) Notwithstanding anything to the contrary in this Section 4.3, none of the limitations on liability in this Section 4.3 shall limit any Indemnifying Party’s liability in the event of fraud on the part of such Indemnifying Party.

Section 4.4 Exclusive Remedy. From and after the Closing and notwithstanding anything to the contrary in this Agreement (but without prejudice to Section 5.11), the indemnification provisions set forth in this Article IV shall be the sole and exclusive remedy of any of the parties hereto (or any other applicable Indemnified Party) against any other party hereto in respect of the claims or matters under this Agreement (other than a claim for specific performance under Section 5.11).

Section 4.5 Procedures. Any Indemnified Party seeking indemnification under this Article IV shall give written notice (a “Claim Notice”) to its corresponding Indemnifying Party. The Claim Notice shall include a description in reasonable detail of (a) the basis for, and nature of, such claim, including the facts constituting the basis for such claim, and (b) the estimated amount of Indemnifiable Losses that have been or reasonably will be sustained by the Indemnified Party in connection with such claim. In the event of any claim, demand, action or proceeding asserted against any Indemnified Party by a third party with respect to which such Indemnified Party may claim indemnification under Section 4.1 or Section 4.2, as the case may be (a “Third Party Claim”), such Indemnified Party shall give the applicable Indemnifying Party written notice within ten (10) days of receiving written notice of such Third Party Claim. If such Indemnified Party fails to provide each such notice with respect to Third Party Claim within such time period, the applicable Indemnifying Party will not be obligated to indemnify such Indemnified Party with respect to such Third Party Claim to the extent that the applicable Indemnifying Party is prejudiced by such failure of the Indemnified Party. The Indemnifying Party shall notify such Indemnified Party within thirty (30) days after receipt of such notice as to whether the Indemnifying Party will assume the defense of such Third Party Claim. If the Indemnifying Party assumes the defense of such Third Party Claim, (i) the Indemnified Party shall have the right to participate in such defense and to engage separate counsel of its own choosing at its own cost and expense and (ii) the Indemnifying Party shall not agree to any compromise or settlement to which such Indemnified Party has not consented to in writing (which consent shall not be unreasonably withheld, conditioned or delayed) unless such settlement or compromise includes only the payment of monetary damages which shall be paid by such Indemnifying Party (subject to the limitations herein) and includes a release of such Indemnified Party from all liability in respect of such Third Party Claim. If requested by the Indemnifying Party, such Indemnified Party will, at the cost and expense of such Indemnifying Party (which cost and expense shall be deemed Indemnifiable Losses for purposes of applying the applicable Indemnity Cap), provide reasonable cooperation to the Indemnifying Party in defending such Third Party Claim. If the Indemnifying Party elects not to assume the defense of such Third Party Claim, the Indemnified Party may assume the defense thereof at the expense of the Indemnifying Party, provided that the Indemnified Party shall not agree to any compromise or settlement to which the Indemnifying Party has not consented in writing (which consent shall not be unreasonably withheld, conditioned or delayed).

ARTICLE V

MISCELLANEOUS

Section 5.1 Survival of the Representations and Warranties. All representations and warranties made by any Party hereto shall survive for two years and shall terminate and be without further force or effect on the second anniversary of the date hereof, except as to (i) any claims thereunder which have been asserted in writing pursuant to Section 4.1 or Section 4.2 against the Party making such representations and warranties on or prior to such second anniversary, and (ii) the Company Fundamental Warranties and the Purchaser Fundamental Warranties, each of which shall survive for four (4) years.

Section 5.2 Governing Law; Arbitration. This Agreement shall be governed and interpreted in accordance with the laws of the State of New York without giving effect to the conflicts of law principles thereof. Any dispute arising out of or relating to this Agreement, including any question regarding its existence, validity or termination (“Dispute”) shall be referred to and finally resolved by arbitration at the Hong Kong International Arbitration Centre in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules then in force. There shall be three arbitrators. Each Party has the right to appoint one arbitrator and the third arbitrator shall be appointed by the Hong Kong International Arbitration Centre. The language to be used in the arbitration proceedings shall be English. The seat of arbitration shall be Hong Kong. Each of the Parties irrevocably waives any immunity to jurisdiction to which it may be entitled or become entitled (including without limitation sovereign immunity, immunity to pre-award attachment, post-award attachment or otherwise) in any arbitration proceedings and/or enforcement proceedings against it arising out of or based on this Agreement or the transactions contemplated hereby. The arbitral award shall be final and binding upon all parties.

Section 5.3 Amendment. This Agreement shall not be amended, changed or modified, except by another agreement in writing executed by the parties hereto.

Section 5.4 Binding Effect. This Agreement shall inure to the benefit of, and be binding upon, the Purchaser, the Company, and their respective heirs, successors and permitted assigns.

Section 5.5 Assignment. Neither this Agreement nor any of the rights, duties or obligations hereunder may be assigned by the Company or the Purchaser without the express written consent of the other Party, except that the Purchaser may assign all or any part of its rights and obligations hereunder to any affiliate of the Purchaser without the consent of the Company, provided that no such assignment shall relieve the Purchaser of its obligations hereunder if such assignee does not perform such obligations. Any purported assignment in violation of the foregoing sentence shall be null and void.

Section 5.6 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of actual delivery if delivered personally to the Party hereto to whom notice is to be given, on the date sent if sent by telecopier, tested telex or prepaid telegram, on the next business day following delivery to properly addressed or on the day of attempted delivery internationally recognized courier with postage paid and properly addressed as follows:

If to the Company, at:	中国北京市朝阳区来广营东路
中国电科太极信息技术产业基地B座一层
Tel: + 86 185 1170 6633
Attn: Zhang Zhuo (张卓) Email: zhuo.zhang@chindatagroup.com

with a copy to (which shall not constitute notice)	Bain Capital Private Equity (Asia), LLC

Suite 2501, Level 25, One Pacific Place,
88 Queensway, Admiralty
Hong Kong
Attention: Drew Chen Email: dchen@baincapital.com Fax: +852-3656-6801

If to the Purchaser, at:	SCEP Master Fund
Suite 3619, Two Pacific Place, 88 Queensway, Hong Kong Attn: Henry Shen Fax: +852 2619 9155 E-mail: jshen@sequoiacap.com

Any Party hereto may change its address for purposes of this Section 5.6 by giving the other Party written notice of the new address in the manner set forth above.

Section 5.7 Entire Agreement. This Agreement together with the Lock-up Letter constitute the entire understanding and agreement between the Parties with respect to the matters covered hereby, and all prior agreements and understandings, oral or in writing, if any, between the Parties with respect to the matters covered hereby are merged and superseded by this such agreements.

Section 5.8 Severability. If any provisions of this Agreement shall be adjudicated to be illegal, invalid or unenforceable in any action or proceeding whether in its entirety or in any portion, then such provision shall be deemed amended, if possible, or deleted, as the case may be, from the Agreement in order to render the remainder of the Agreement and any provision thereof both valid and enforceable, and all other provisions hereof shall be given effect separately therefrom and shall not be affected thereby.

Section 5.9 Fees and Expenses. Except as otherwise provided in this Agreement, the Company and the Purchaser will bear their respective expenses incurred in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby, including fees and expenses of attorneys, accountants, consultants and financial advisors.

Section 5.10 Confidentiality. Each Party hereto shall keep in confidence, and shall not use (except for the purposes of the transactions contemplated hereby) or disclose, any non-public information disclosed to it or its affiliates, representatives or agents in connection with this Agreement or the transactions contemplated hereby, except as may be required by governmental, legal or regulatory authorities or bodies having jurisdiction over such Party or or any binding judgment, order or requirement imposed by those authorities or bodies, or pursuant to any applicable laws or stock exchange rules. Each Party hereto shall ensure that its affiliates, representatives and agents keep in confidence, and do not use (except for the purposes of the transactions contemplated hereby) or disclose, any such non-public information.

Section 5.11 Specific Performance. The Parties agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

Section 5.12 Termination. In the event that the Closing shall not have occurred by October 31, 2020, this Agreement shall be terminated with no further force or effect, except for the provisions of Section 5.10, which shall survive any termination under this Section 5.12.

Section 5.13 Description of the Purchaser.

(a) The Purchaser hereby consents and undertakes to promptly provide a description of its organization and business activities to the Company (the “Purchaser Description”) to be used solely in the Registration Statement and the prospectus therein, and hereby represents that the Purchaser Description will be true and accurate in all material respects and will not be misleading in any material respect.

(b) The Purchaser hereby agrees and consents to the use of and references to its name, the inclusion of Purchaser Description, the disclosure of the transactions contemplated under this Agreement and the filing of this Agreement as an exhibit to the Registration Statement and other SEC filings, marketing materials and other publicity materials in connection with the Offering

(c) The Purchaser acknowledges that the Company will rely upon the truth and accuracy of the Purchaser Description, and the Purchaser agrees to notify the Company promptly in writing if any of the content contained therein ceases to be accurate and complete or becomes misleading.

Section 5.14 Headings. The headings of the various articles and sections of this Agreement are inserted merely for the purpose of convenience and do not expressly or by implication limit, define or extend the specific terms of the section so designated.

Section 5.15 Execution in Counterparts. For the convenience of the Parties and to facilitate execution, this Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

Section 5.16 Certain Definitions. For purposes of this Agreement, the following defined terms shall have the following meanings:

(a) “Company Fundamental Warranties” means, collectively, the representations and warranties of the Company in Section 2.1(a) (Due Formation), Section 2.2(b) (Authority), Section 2.1(c) (Valid Agreement), Section 2.1(d) (Capitalization) and Section 2.1(e) (Valid Issuance of the Purchased Shares).

(b) “COVID-19” means the pandemic known as COVID-19, any mutation or evolution thereto and any associated or related epidemic, pandemic or disease outbreak.

(c) “Indemnifiable Loss” means, with respect to any person, any direct cost, damage, disbursement, expense, liability, loss or penalty (and in any event excluding any loss of profits or other consequential, indirect, exemplary, speculative or punitive damages), together with all reasonable interest, penalties, legal, accounting and other professional fees and expenses incurred in the investigation, collection, prosecution and defense of claims therefor and amounts paid in settlement thereof, that are actually imposed on or otherwise actually and reasonably incurred or suffered by such person.

(d) “Indemnified Party” means (in the case of indemnification provided by the Purchaser) the Company Indemnified Party or (in the case of indemnification provided by the Company) the Purchaser Indemnified Party.

(e) “Indemnifying Party” means the Company (in the case of a claim for indemnification by a Purchaser Indemnified Party) or the Purchaser (in the case of a claim for indemnification by a Company Indemnified Party).

(f) “Material Adverse Effect” means a material adverse effect on the business, financial condition, assets or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that in no event shall any of the following exceptions, alone or in combination with the other enumerated exceptions below, be deemed to constitute, nor shall be taken into account in determining whether there has been or will be, a Material Adverse Effect: (i) any change or effect arising out of compliance with the terms and conditions of, or from the announcement of the transactions contemplated by, this Agreement; (ii) any change or effect arising out of actions taken (or omitted to be taken) at the written request of or with the written consent of the Purchaser; (iii) any change or effect arising out of changes or developments generally affecting any of the industries in which the Company and its Subsidiaries operate or generally affecting the economic, financial market or political conditions in one or more jurisdictions in which the Company and its Subsidiaries operate or generate revenues (other than to the extent such changes materially and disproportionately adversely affect the Company and its Subsidiaries, taken as a whole, by comparison to other similarly situated participants in the industries or markets in which they operate); (iv) any changes in applicable Laws or the interpretation or enforcement thereof or in applicable accounting principles or the interpretation thereof; (v) any epidemic, pandemic or disease outbreak (including COVID-19), or any law, regulation, statute, directive, pronouncement or guideline issued by a Governmental Authority, the Centers for Disease Control and Prevention, the World Health Organization or industry group providing for business closures, “sheltering-in-place” or other restrictions that relate to, or arise out of, an epidemic, pandemic or disease outbreak (including COVID-19) or any change in such law, regulation, statute, directive, pronouncement or guideline or interpretation thereof following the date of this Agreement; (vi) any earthquake, typhoon, other natural disasters, any outbreak or escalation of hostilities of war or any act of terrorism; (vii) any failure to meet any internal projections or forecasts; or (viii) any matter disclosed in the Private Placement Memorandum or the Registration Statement.

(g) “Nasdaq” means the NASDAQ.

(h) “Private Placement Memorandum” means the concurrent private placement memorandum delivered by the Company to the Purchaser in anticipation to the transactions contemplated hereunder.

(i) “Purchaser Fundamental Warranties” means, collectively, the representations and warranties of the Company in Section 2.2(a) (Due Formation), Section 2.2(b) (Authority) and Section 2.2(c) (Valid Agreement).

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

Chindata Group Holdings Limited

By:	/s/ Jing Ju
Name:	Jing Ju
Title:	Director

By:	/s/ Zhongjue Chen
Name:	Zhongjue Chen
Title:	Director

[Signature Page to the Subscription Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

SCEP MASTER FUND

By:	/s/ FANG Cao
Name:	FANG Cao
Title:	Director

[Signature Page to the Subscription Agreement]